Exhibit 10.2

AMENDMENT TO SEVERANCE AGREEMENT
This Amendment to the Severance Agreement (“Amendment”) dated August 21, 2015 and effective October 26, 2015 (the “Effective Date”), between Monogram Residential Trust, Inc., a Maryland corporation (the “Company”) and Monogram Residential OP LP (the “Operating Partnership”), a Delaware limited partnership (collectively, the “Employers”), and Howard Garfield (the “Executive”) represents the agreement of the Employers and the Executive regarding certain modifications to the aforementioned severance agreement (the “Agreement”).
WHEREAS, the Executive and the Employers entered into the Agreement on December 15, 2014 for the purpose of setting forth certain terms and conditions governing the Executive’s employment by the Employer; and
WHEREAS, the Executive and the Employers mutually desire to modify the Agreement with respect to the Executive’s ability to resign for Good Reason (as defined in the Agreement), and to memorialize the Executive’s consent to certain potential actions which otherwise might constitute Good Reason under Section 1(e) of the Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Section 1(e) of the Agreement (regarding “Termination by the Executive”) is hereby amended by the addition, at the end of such section, the following:
Notwithstanding anything in this Section 1(e) to the contrary, the Executive shall not be eligible to resign for Good Reason as a result of any potential requirement that the Executive report, in whole or in part, to the Company’s Chief Financial Officer rather than solely to the Company’s Chief Executive Officer. In addition, Executive agrees that a change in his title to that of “Senior Vice President – Planning, Treasurer, Chief Accounting Officer, and Assistant Secretary” shall not entitle Executive to resign for “Good Reason” within the meaning of paragraph 1(e). Executive in his new role will have responsibilities primarily in the areas of accounting and treasury, agrees that this, and any change in duties and other responsibilities that are attributable to the hiring of a Chief Financial Officer and/or a change in Executive’s title, as referenced herein, shall not entitle Executive to resign with “Good Reason” within the meaning of paragraph 1(e).
2.    Executive also agrees that effective November 1, 2015, his base pay will be reduced from $325,000 per year to $275,000 per year, and agrees to waive any argument that this entitles him to resign for “Good Reason” within the meaning of paragraph 1(e).

3.    In consideration for Executive’s agreement to waive his right to resign for Good Reason based on the changes to his base pay, title, and duties and responsibilities, the Company agrees that, within seven (7) days of the Effective Date of this Agreement, the Company shall immediately vest all Restricted Stock Unit grants (“RSUs”) Executive has received, which as of the August 21, 2015 is 125,826 RSUs. However, as a condition of such immediate vesting, and for a period of one (1) year following the date of such accelerated vesting, Executive is precluded from selling, transferring, or otherwise disposing in any manner any of the shares of stock transferred to Executive in settlement of his RSUs that are vested by reason of this Paragraph 3 of this Amendment, and that for an additional one (1) year period (measured from the end of the first one-year period described in the preceding sentence), Executive is precluded from selling, transferring, or otherwise disposing in any manner of one-half of the shares of stock transferred to Executive in settlement of such vested RSUs. Notwithstanding the foregoing, the restrictions on sale, transfer or other disposition of shares set forth in this Paragraph 3 of this Amendment shall cease to apply in the event of Executive’s death. Executive agrees that the immediate acceleration of vesting of his RSUs is valuable and sufficient consideration for the promises and commitments herein.

4.    In all other respects, the Agreement shall remain in full force and effect without change.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

MONOGRAM RESIDENTIAL TRUST, INC.
a Maryland corporation

By: /s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Executive Officer, President
and Chief Operating Officer

MONOGRAM RESIDENTIAL OP LP, a Delaware
limited partnership

By: MONOGRAM RESIDENTIAL, INC.
a Delaware corporation, its general partner

By: /s/ Mark T. Alfieri
Name: Mark T. Alfieri
Title: Chief Executive Officer, President
and Chief Operating Officer

/s/ Howard Garfield
Howard Garfield

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